                                                                   EXHIBIT 20.2

                     FIRST UNION MASTER CREDIT CARD TRUST
                           TRUST AND SERIES SUMMARY
                                    JAN-00

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TOTAL TRUST                                      AUG-99                     SEP-99                       OCT-99
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TOTAL ENDING BALANCE                    2,033,846,046              2,025,328,662                 2,023,252,836
   ENDING PRINCIPAL BALANCE             1,961,555,169              1,949,997,427                 1,947,023,736
   ENDING NON-PRINCIPAL BALANCE            72,290,877                 75,331,235                    76,229,100

      YIELD                                40,239,315    24.42%       33,244,466    20.34%          35,411,885   21.79%

      CHARGE-OFFS                         (7,630,109)    -4.63%      (7,719,220)    -4.72%         (7,723,886)   -4.75%

      NET YIELD: (YIELD - C/O)             32,609,206    19.79%       25,525,246    15.62%          27,687,999   17.04%

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SERIES 1996-1                                    AUG-99                     SEP-99                       OCT-99
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   MONTH-END INVESOR BALANCE            1,115,151,821              1,115,151,821                 1,115,151,821
   INVESTOR PERCENTAGE                         56.39%                     56.85%                        57.19%
                                                       --------                   --------                     --------
   3-MONTH AVG. EXCESS SERVICING                         11.03%                      9.78%                        9.85%
                                                       --------                   --------                     --------

   YIELD                                   22,689,103    24.42%       18,899,637    20.34%          20,251,118   21.79%

      CHARGE-OFFS                         (4,302,268)    -4.63%      (4,388,407)    -4.72%         (4,417,086)   -4.75%
      CERTIFICATE INTEREST                (5,094,266)    -5.48%      (5,197,650)    -5.59%         (5,396,112)   -5.81%
      SERVICING FEE                       (1,858,586)    -2.00%      (1,858,586)    -2.00%         (1,858,586)   -2.00%

   EXCESS SERVICING                        11,433,982    12.30%        7,454,994     8.02%           8,579,334    9.23%

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TOTAL TRUST                                         NOV-99                       DEC-99                      JAN-00
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TOTAL ENDING BALANCE                        2,030,172,328                2,086,476,133               2,050,296,068
   ENDING PRINCIPAL BALANCE                 1,954,237,717                2,008,987,769               1,972,883,707
   ENDING NON-PRINCIPAL BALANCE                75,934,611                   77,488,364                  77,412,360

      YIELD                                    37,826,553   23.31%          38,285,107   23.51%         35,875,566   21.43%

      CHARGE-OFFS                             (6,837,774)   -4.21%         (7,436,958)   -4.57%        (8,267,714)   -4.94%

      NET YIELD: (YIELD - C/O)                 30,988,779   19.10%          30,848,148   18.94%         27,607,851   16.49%

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SERIES 1996-1                                       NOV-99                       DEC-99                      JAN-00
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   MONTH-END INVESOR BALANCE                1,115,151,821                1,115,151,821               1,115,151,821
   INVESTOR PERCENTAGE                             57.27%                       57.06%                      55.51%
                                                          --------                     --------                    --------
   3-MONTH AVG. EXCESS SERVICING                             9.58%                       10.03%                       9.92%
                                                          --------                     --------                    --------

   YIELD                                       21,665,041   23.31%          21,846,731   23.51%         19,913,861   21.43%

      CHARGE-OFFS                             (3,916,314)   -4.21%         (4,243,771)   -4.57%        (4,589,255)   -4.94%
      CERTIFICATE INTEREST                    (5,216,235)   -5.61%         (7,030,757)   -7.57%        (5,199,160)   -5.59%
      SERVICING FEE                           (1,858,586)   -2.00%         (1,858,586)   -2.00%        (1,858,586)   -2.00%

   EXCESS SERVICING                            10,673,906   11.49%           8,713,616    9.38%          8,266,860    8.90%

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